SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AllianceBernstein Global High Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Scan to Vote Online URGENT! WE STILL NEED YOUR PROXY VOTE AllianceBernstein Funds We recently sent you proxy materials concerning the important proposal(s) regarding your fund investment, which will be considered at the Joint Meeting of Shareholders. This letter was sent to you because you held shares on the record date and we have not received your vote. Your vote is critical to this process. Please vote at your earliest convenience. If we do not receive your vote, the meeting may adjourn, and will result in sending you additional reminders. Sincerely, Nancy Hay, Secretary Vote Online by scanning the QR Code above or by visiting the website at www.proxyvotenow.com/ab2026. Use your control number listed below and follow the voting instructions. Vote by Phone by calling 800-311-1512 and speaking with a proxy voting specialist, weekdays from 10 a.m. to 11 p.m. ET and Saturdays from 12 p.m. to 5 p.m. ET. Please have your control number(s) ready. CONTROL NUMBER(S): AllianceBernstein has engaged Sodali & Co. to solicit shareholders. Link to proxy statement and all materials: https://proxyvotinginfo.com/p/alliancebernstein2026 The Proxy Statement contains important information about the proposal(s) affecting your fund and therefore you are advised to read it. ABRetETFIA3

ALLIANCEBERNSTEIN

YOUR VOTE IS STILL NEEDED

The Meeting of AllianceBernstein Funds is scheduled for August 3, 2026

Every vote counts even if you own just a few shares.

We recently sent you proxy materials concerning the important proposal(s) regarding your fund investment, which will be considered at the Joint Meeting of Shareholders on August 3, 2026. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Joint Meeting on August 3, 2026.

If we do not receive your vote prior to August 3rd, we may be required to adjourn the Joint Meeting of Shareholders, which will result in us sending you continued reminders.

NOTHING CHANGES ABOUT YOUR FUND

- ✓ **Same** investment strategy and objectives
- ✓ **Same** portfolio managers and advisory team
- ✓ **Same** shares. Your holdings are not affected.
- ✓ **Same** management fees

VOTE NOW. IT TAKES LESS THAN 2 MINUTES.

VOTE ONLINE	VOTE BY MAIL	FOR QUESTIONS CALL
Use the QR code or Website listed on your proxy card.	Return your proxy card in the postage-paid envelope	(800) 311-1512 Weekdays 10:00 a.m. to 11:00 p.m. EST

ALREADY VOTED?
If you are receiving this correspondence, you may have multiple accounts and have voted only a portion of your accounts. Please vote your unvoted accounts at your earliest convenience.

WHY YOUR VOTE MATTERS
If sufficient votes are not received, the fund must continue its solicitation efforts, costing the fund additional expenses. Voting promptly helps advance these matters efficiently for the benefit of all shareholders.

Thank you for your investment in AllianceBernstein.

Sincerely,

Nancy Hay, Secretary

SODALI &CO

ABOBOADJ1

Text Message #1 Dear Valued Shareholder, You can help your AllianceBernstein Closed End Funds avoid the expense of further proxy solicitation by promptly voting your shares. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-481-0882. STOP to END Text Message #2 Dear Valued Shareholder, Nothing changes. Except we need your vote. Your response truly matters for the operation of the Funds. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-481-0882. STOP to END Text Message #3 Dear Valued Shareholder, Due to the importance of this matter, we hope to hear from you. If we do not receive a response, we may reach out again by mail or phone. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-481-0882. STOP to END Text Message #4 Dear Valued Shareholder, We’re almost there. Your vote gets us across the finish line. Voting will only take a few moments of your time and help avoid additional expenses to the fund. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-481-0882. STOP to END AB RETETF TXT